Exhibit (16)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the President, Treasurer, Chief Compliance Officer, and Secretary of TCW ETF Trust and each of them, their true and lawful attorneys-in-fact and agents (each an “Attorney-in-Fact”), with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statements on Form N-14, including pre-effective and post-effective amendments to said Registration Statements, in connection with the acquisition of the assets and the assumption of the liabilities by the indicated series of TCW ETF Trust of the indicated series of TCW Metropolitan West Funds.

Target Fund		Acquiring Fund
TCW MetWest Intermediate Bond Fund	ð	TCW Core Plus Bond ETF

This Power of Attorney authorizes each Attorney-in-Fact to file the Registration Statements with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, with the securities commissioner of any state, or with other regulatory authorities, granting unto them, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratify and confirm all that said Attorneys-in-Fact or any of them may lawfully do or cause to be done by virtue thereof.

This Power of Attorney authorizes each Attorney-in-Fact to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such Registration Statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

Name	Title	Date

/s/ Andrew Tarica	Trustee	April 2, 2025
Andrew Tarica

/s/ Martin Luther King III	Trustee	April 2, 2025
Martin Luther King III

/s/ Megan McClellan	Interested Trustee	April 2, 2025
Megan McClellan

/s/ Michael Swell	Trustee	April 2, 2025
Michael Swell

/s/ Patrick C. Haden	Trustee	April 2, 2025
Patrick C. Haden

/s/ Patrick Moore	Interested Trustee	April 2, 2025
Patrick Moore

/s/ Peter McMillan	Trustee	April 2, 2025
Peter McMillan

/s/ Robert G. Rooney	Trustee	April 2, 2025
Robert G. Rooney

/s/ Victoria B. Rogers	Trustee	April 2, 2025
Victoria B. Rogers